                                                                    Exhibit 11.1

                              NATURAL WONDERS, INC.
                        COMPUTATION OF PER SHARE NET LOSS
                              (Shares in thousands)

                                                     Quarter Ended
                                         ----------------------------------------
                                           May 1, 1999             May 2, 1998
                                         ------------------      ----------------
Net loss                                       $(4,359)             $(4,576)
                                           --------------        ----------------
Weighted average common shares
       Outstanding, basic and diluted            7,951                8,072

Per share net loss, basic and diluted          $ (0.55)             $ (0.57)
                                           -------------         ----------------
                                           -------------         ----------------